UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2013

HOLOGIC, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction

of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information provided in Item 5.02 is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On July 18, 2013, Hologic, Inc. (Hologic or the Company) issued a press release including, among other announcements, preliminary estimates of its financial results for the third quarter ended June 29, 2013. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Limitation on Incorporation by Reference. The information furnished in this Item 2.02, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as Exhibit 99.1 hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the press release regarding these forward-looking statements.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Robert A. Cascella. On July 17, 2013, Robert A. Cascella advised the Company that he intended to resign his positions as President, Chief Executive Officer, and a member of the board of directors (the “Board”) of the Company, and as applicable, his positions as a director or officer of each of the Company’s direct and indirect subsidiaries, with such resignations to be effective July 18, 2013. Mr. Cascella will continue to serve as an advisor to the Company through November 30, 2013 (the “Retirement Date”) as a full-time, non-executive employee to assist in the transition to the Company’s new President and Chief Executive Officer.

(c) Appointment of John W. Cumming. On July 17, 2013, the Board approved the appointment of John W. Cumming as President and Chief Executive Officer of the Company, effective July 18, 2013.

Biographical and Other Information. Mr. Cumming, age 68, joined the Company in 2000 as the Senior Vice President and President of Lorad. In 2001, Mr. Cumming was promoted to Chief Executive Officer and appointed to the Board. Mr. Cumming served as Chief Executive Officer through 2009, and also served as President from 2001 until 2003 and Chairman of the Board from 2002 until 2007 and again from 2008 through 2011. From 2009 through 2011, Mr. Cumming served as Chairman and an executive officer focused on international and strategic development. Most recently, Mr. Cumming served as Global Strategic Advisor, a position he has held since 2011. Before joining Hologic, Mr. Cumming served as President and Managing Director of Health Care Markets Group, a strategic advisory and investment banking firm that he founded in 1984.

There are no arrangements or understandings between Mr. Cumming and any other person pursuant to which Mr. Cumming was appointed as an officer of the Company. There are no family relationships between Mr. Cumming and any director or executive officer of the Company.

Employment Letter. In connection with Mr. Cumming’s appointment as President and Chief Executive Officer, Mr. Cumming and the Company entered into an employment letter dated July 18, 2013 (the “Employment Letter”). Pursuant to the Employment Letter, Mr. Cumming’s base salary is increased to $927,000, effective immediately. For the remainder of the current fiscal year and for the entire 2014 fiscal year, Mr. Cumming will be eligible to participate in the Company’s Short-Term Incentive Plan (the “STIP”) with an annual bonus target of 120% of base salary (any bonus for the current fiscal year will be apportioned pro-rata between the new bonus target and salary and the bonus target and salary applicable to Mr. Cumming in his previous role), subject to and in accordance with the terms of the STIP.

Under the Employment Letter the Company has agreed to issue to Mr. Cumming equity awards with an aggregate fair value of approximately $3,750,000, of which approximately 25% in value will consist of restricted stock units (the “Hiring RSUs”) and 75% in value will consist of an option to purchase the Company’s common stock (the “Hiring Options”). The Hiring RSUs will have a four-year annual vesting schedule, and the Hiring Options will have a five-year annual vesting schedule and a seven-year term consistent with the Company’s standard award agreements; provided that the Hiring RSUs and the Hiring Options will fully vest, and the Hiring Options will remain exercisable for their then remaining term, if Mr. Cumming is terminated by the Company without cause or dies or becomes disabled. The Company further agrees that if Mr. Cumming is terminated by the Company without cause, his then existing restricted stock units and stock options issued prior to July 18, 2013 will become fully vested and exercisable in accordance with their terms. As of July 18, 2013, Mr. Cumming had unvested restricted stock units covering 25,310 shares of the Company’s common stock and unvested stock options to purchase 362,407 shares of the Company’s common stock with an average exercise price of $15.69 per share.

In addition, (a) if Mr. Cumming is terminated by the Company without cause prior to July 18, 2014, he will be entitled to continued payment of his base salary of $927,000 through July 18, 2014, and (b) if Mr. Cumming is terminated by the Company without cause prior to the end of fiscal 2014, he will be entitled to an annual bonus for the full 2014 fiscal year subject to and in accordance with the terms of the fiscal 2014 STIP. Upon termination of Mr. Cumming by the Company without cause, he will also be entitled to a lump sum cash payment equal to six months of his base salary and payment of COBRA continuation premiums for one (1) year, consistent with the benefits to which Mr. Cumming would have otherwise been entitled under his Transition Agreement with the Company, dated November 5, 2009 and amended as of July 28, 2011 (the “Cumming Transition Agreement”). The Employment Letter supersedes and replaces in its entirety the Cumming Transition Agreement.

Certain Transactions with Related Persons. Pamela M. Cumming, the wife of Mr. Cumming who joined the Company in 2001 and has over 30 years of experience in the healthcare industry with a focus on mammography, is the Vice President, Corporate Marketing of the Company. Ms. Cumming’s base salary for the Company’s 2013 fiscal year is $230,625 and she participates in other benefit plans of the Company that are provided to other similarly situated Vice Presidents. In November 2012, Ms. Cumming received a grant of restricted stock units covering 5,035 shares of the Company’s common stock, and an option to purchase 14,025 shares of the Company’s common stock at an exercise price of $19.86 per share. The restricted stock units and the stock option are evidenced by the Company’s standard form of restricted stock unit agreement and stock option agreement, respectively. In November 2012, Ms. Cumming also received a bonus award of $40,000 pursuant to the Company’s Synergy Bonus Plan, a bonus under the Company’s fiscal 2012 STIP of $82,000, and a Nonqualified Deferred Compensation Plan (“DCP”) contribution by the Company of $30,000, all in accordance with the terms of the applicable plans.

Where to Find Certain Information. The STIP, the Synergy Bonus Plan, the DCP, and the Company’s standard forms of restricted stock unit and stock option agreement are described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on January 16, 2013 for the Company’s 2013 annual meeting of stockholders, and the STIP and Synergy Bonus Plan are further described in the Company’s Current Report on Form 8-K filed with the SEC on November 13, 2012.

The above description of the Employment Letter does not purport to be complete and it is qualified in its entirety by reference to the Employment Letter itself, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein in its entirety by reference.

(e) Robert A. Cascella Transition Agreement. In connection with Mr. Cascella’s resignation, Mr. Cascella and the Company entered into a Transition and Separation Agreement and General Release of All Claims (the “Transition Agreement”), dated July 18, 2013. Mr. Cascella will have until July 25, 2013 to revoke the Transition Agreement.

Under the terms of the Transition Agreement and until the Retirement Date, (i) Mr. Cascella will continue to receive his base salary of $927,000, (ii) Mr. Cascella will continue to participate in the Company’s STIP for the 2013 fiscal year subject to and in accordance with its terms, (iii) Mr. Cascella’s outstanding stock option, restricted stock unit, and market stock unit awards will remain outstanding and continue to vest subject to and in accordance with their respective terms, and (iv) Mr. Cascella will be entitled to continue to participate in any and all retirement, medical, dental, life insurance and other employee benefit plans in which he participated as of the date of the Transition Agreement. Following the Retirement Date, Mr. Cascella will be entitled to receive (a) a lump sum cash payment, payable on the first business day following the six-month anniversary of the Retirement Date, equal to (x) $927,000 (corresponding to one (1) year’s base salary) and (y) an amount equal to the average of the annual bonuses paid or payable during the last three (3) fiscal years ended prior to the Retirement Date, and (b) one (1) year of COBRA continuation premiums for his continued medical coverage. These severance benefits correspond to the benefits Mr. Cascella would have otherwise been entitled to under his Retention and Severance Agreement with the Company, dated May 3, 2006 (the “Severance Agreement”). The Transition Agreement supersedes and replaces in its entirety the Severance Agreement.

The Transition Agreement also subjects Mr. Cascella to comprehensive restrictive covenants. The restrictions include a two-year non-competition and non-solicitation provision and a two-year standstill provision. In addition, Mr. Cascella has an obligation to protect confidential information and promptly return Company property.

The above description of the Transition Agreement does not purport to be complete and it is qualified in its entirety by reference to the Transition Agreement itself, a copy of which is attached to this report as Exhibit 10.2 and is incorporated herein in its entirety by reference.

Item 7.01	Regulation FD Disclosure.

On July 18, 2013, the Company issued a press release announcing the appointment of Mr. Cumming and the changes to Mr. Cascella’s role. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as Exhibit 99.1 hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the press release regarding these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Employment Letter by and between John W. Cumming and Hologic, Inc., dated July 18, 2013.

10.2	Transition and Separation Agreement and General Release of All Claims by and between Robert A. Cascella and Hologic, Inc., dated July 18, 2013.

99.1	Press Release issued by Hologic, Inc. on July 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2013	HOLOGIC, INC.

	By:	/s/ Glenn P. Muir
Glenn P. Muir
Executive Vice President, Finance and Administration, and Chief Financial Officer